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                                                                   EXHIBIT 10.15

                   AUTHORIZED EXCLUSIVE DISTRIBUTOR AGREEMENT

       This Agreement is made and entered into as of Sept. 12, 2000 ("Effective Date") between Transmeta Corporation, a California corporation with its principal place of business at 3940 Freedom Circle, Santa Clara, CA 95054 ("Transmeta"), and Siltrontech Electronics Corporation, a corporation maintaining its principal place of business at 11 F No. 20 Alley 1, Lane 768, Sec 4. PA TE RD, Taipei, Taiwan R.O.C. ("Distributor").

                                    RECITALS

       A. Transmeta develops, manufactures and distributes certain computer hardware products, including the products listed in Exhibit A ("Transmeta Products"). This Agreement pertains only to "Transmeta Products" as listed in Exhibit A and not to any other products developed, manufactured or distributed by Transmeta.

       B. Transmeta and Distributor desire that Distributor be authorized to act as an independent distributor of Transmeta Products under the terms and conditions set forth below.

              NOW, THEREFORE, Transmeta and Distributor agree as follows:

       1. Appointment as Authorized Transmeta Distributor.

              (a) Exclusive Appointment. Subject to the terms of this Agreement, Transmeta appoints Distributor, and Distributor accepts such appointment, as the independent, exclusive distributor of Transmeta Products in and limited to the territory set forth in Exhibit B (the "Territory"). As long as Distributor satisfies all of its obligations under this Agreement, and unless Distributor's exclusive status is terminated pursuant to Section 2(c)(iii) of this Agreement, Transmeta will not appoint another distributor of Transmeta Products located in the Territory.

              (b) Exclusivity Limitations. Notwithstanding Distributor's exclusive appointment, Transmeta reserves the right at any time to offer, license and sell any Transmeta Products, directly or indirectly, with no obligation to pay compensation to Distributor (i) to original equipment manufacturers, wherever located, who may in turn distribute Transmeta Products in the Territory, and (ii) to the customers identified in Exhibit C.

              (c) Transmeta's Reserved Rights. Transmeta reserves the rights from time to time, in its sole discretion and without liability to Distributor, to:

                     (i) change, add to, or delete from the list of Transmeta Products;

                     (ii) change or terminate the level or type of service or support that Transmeta makes available; and

                     (iii) add to or delete from the Territory by written notice to Distributor at least thirty (30) days prior to the effective date of the change.

              (d) Nature of Distribution. Subject to the terms of this Agreement, to the extent that any Transmeta Product contains or consists of software, Distributor's appointment only grants to Distributor a non-exclusive, non-transferable license to distribute such Transmeta Product in the Territory, and does not transfer any right, title or interest to any such software to Distributor or Distributor's customers. Distributor may not distribute any Transmeta Products containing or consisting of software to any third party unless such third party is subject to an end


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user software license agreement with Transmeta that Transmeta will provide to
Distributor. Transmeta will sell Transmeta Products to Distributor only to the extent such Transmeta Products consist of non-software items on the terms specified herein. Use of the terms "sell," "license," "purchase," "license fees" and "price" will be interpreted in accordance with this Section.

       2. Obligations of Distributor.

              (a) Promotion Efforts. Distributor will use its best efforts to
(i) vigorously promote the distribution of Transmeta Products in the Territory in accordance with the terms and policies of Transmeta as announced from time to time; and (ii) satisfy those reasonable criteria and policies with respect to Distributor's obligations under this Agreement communicated in writing to Distributor by Transmeta from time to time.

              (b) Adaptation For Local Market. Distributor will be responsible for translating, at its expense, all Transmeta manuals, packaging, advertising, and promotional materials used in connection with Transmeta Products into the language(s) of the Territory if so instructed by Transmeta in writing. Distributor will consult with Transmeta as to what changes need to be made to written materials pursuant to this Section 2(b), and will obtain Transmeta's prior written consent to each such change to written materials. Distributor hereby assigns to Transmeta all of Distributor's right, title and interest in all such translated and modified materials, including but not limited to all related copyrights and moral rights.

              (c) Minimum Commitments. Distributor agrees to order and pay for, during each of the periods set forth in Exhibit D, at least the minimum quantities of each Transmeta Product indicated in Exhibit D for such periods. Transmeta, at its sole discretion, shall have the right to amend Exhibit D upon thirty (30) days prior written notice to Distributor. If Distributor fails to order and pay for such minimum quantities during any period, it will provide Transmeta within thirty (30) days of the end of such period with a written report explaining Distributor's failure to meet its minimum quantity, and Transmeta will determine in its sole discretion which of the following steps is appropriate: (i) mutual agreement as to revision of future minimum quantities; or (ii) an undertaking by Distributor to effect steps necessary to ensure that it will meet its minimum quantities for the ensuing periods.

              (d) Advertising Obligations. Distributor will aggressively advertise Transmeta Products in the Territory in accordance with this Agreement, provided that Distributor will not use advertisements that have not been approved in writing by Transmeta before such use. Transmeta will set aside advertising funds equal to up to one half percent (0.5%) of Distributor's annual purchases. Using such funds, Transmeta shall reimburse Distributor up to the amount in such funds for any expenses actually incurred by Distributor in connection with advertising of the Transmeta Products, provided that such advertising has been approved in advance by Transmeta.

              (e) Inventory. Distributor will maintain at least one warehouse facility in the Territory, and will maintain an inventory of Transmeta Products and warehousing facilities sufficient to serve adequately the needs of its customers on a timely basis. As a minimum, such inventory shall include not less than the quantity of Transmeta Products necessary to meet Distributor's reasonably anticipated demands for a thirty (30) day period. Transmeta will authorize an inventory stock rotation twice (2 times) per year, April 1st and September 1st, the maximum amount to be authorized will be 5% of the previous six (6) months purchases at cost in US$ from Transmeta by Distributor. A new stocking order of equal dollar amount must accompany the stock rotation request from the Distributor.


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              (f) Distributor Personnel. Distributor will train and maintain a sufficient number of capable technical and sales personnel having the knowledge and training necessary to: (i) inform customers properly concerning the features and capabilities of Transmeta Products and, if necessary, competitive products;
(ii) service and support Transmeta Products in accordance with Distributor's obligations under this Agreement; and (iii) otherwise carry out the obligations and responsibilities of Distributor under this Agreement.

              (g) Technical Expertise. Distributor and its staff will be conversant with the technical language conventional to Transmeta Products and similar computer products in general, and will develop sufficient knowledge of the industry, of Transmeta Products and of products competitive with Transmeta Products (including specifications, features and benefits) so as to be able to explain in detail to its customers the differences between Transmeta Products and competitive products.

              (h) Training. Distributor will send at least one of its technical and/or sales personnel for training on Transmeta Products and services. The training will be provided free of charge at the Transmeta offices shown on page one of this Agreement, the amount of training time will be reasonable and appropriate in Transmeta's judgment, all such training will be in English, and Distributor will bear all travel and living expenses for such personnel sent to Transmeta for training.

              (i) Service and Support. Distributor will provide prompt pre-and post-sales or license service and support for all Transmeta Products located in the Territory. Distributor will provide necessary and useful assistance and consultation on the use of Transmeta Products; timely respond to customers' general questions concerning use of Transmeta Products; and assist customers in the diagnosis and correction of problems encountered in using Transmeta Products.

              (j) Meetings and Trade Show Attendance. Distributor will at its expense: (i) attend, and aggressively promote Transmeta Products in, such trade shows, conventions and exhibits as Transmeta reasonably requests; (ii) attend any sales meetings held by Transmeta to which Transmeta invites Distributor with reasonable notice; and (iii) notify Transmeta of Distributor's sales meetings and provide Transmeta personnel adequate opportunity to provide sales and promotion information regarding Transmeta Products in such meetings.

              (k) Distributor Financial Condition. Distributor will maintain and employ in connection with Distributor's business under this Agreement such working capital and net worth as may be required in Transmeta's reasonable opinion to enable Distributor to carry out and perform all of Distributor's obligations and responsibilities under this Agreement. From time to time, on reasonable notice by Transmeta, Distributor will furnish such financial reports and other financial data as Transmeta may reasonably request as necessary to determine Distributor's financial condition.

              (l) Transmeta Packaging. Except as provided in section 2(b), Distributor will distribute Transmeta Products with all packaging, warranties, disclaimers and license agreements intact as shipped from Transmeta, and will instruct its customers as to the terms of such documents applicable to Transmeta Products.

              (m) No Competing Products. Distributor will not represent or distribute during the term of this Agreement any products which, in Transmeta's opinion, compete, directly or indirectly, with Transmeta Products. Exhibit E contains a list of products which, as of the Effective Date, compete with Transmeta Products. Upon thirty (30) days prior written notice to Distributor, Transmeta may, at its sole discretion, update or modify the list specified by Exhibit E at any time during the term of this Agreement.


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              (n) Distributor Covenants. Distributor will: (i) conduct business in a manner that reflects favorably at all times on Transmeta Products and the good name, good will and reputation of Transmeta;(ii) avoid deceptive, misleading or unethical practices that are or might be detrimental to Transmeta, Transmeta Products or the public; (iii) make no false or misleading representations with regard to Transmeta or Transmeta Products; (iv) not publish or employ, or cooperate in the publication or employment of, any misleading or deceptive advertising material with regard to Transmeta or Transmeta Products;
(v) make no representations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of Transmeta Products that are inconsistent with the literature distributed by Transmeta; and
(vi) not enter into any contract or engage in any practice detrimental to the interests of Transmeta in Transmeta Products. Distributor agrees that: (1) it will not disassemble, decompile, or reverse engineer any Transmeta Products, (2) it will not copy or otherwise reproduce any Transmeta Products, in whole or in part, and (3) it will not modify the Transmeta Products in any manner.

              (o) Compliance with Law. Distributor will comply with all applicable international, national, state, regional and local laws and regulations in performing its duties hereunder and in any of its dealings with respect to Transmeta Products.

              (p) Compliance with U.S. Export Laws. Distributor acknowledges that all Transmeta Products including documentation and other technical data are subject to export controls imposed by the U.S. Export Administration Act of 1979, as amended (the "Act"), and the regulations promulgated thereunder. Distributor will not export or reexport (directly or indirectly) any Transmeta Products or documentation or other technical data therefor without complying with the Act and the regulations thereunder.

              (q) Governmental Approval. If any approval with respect to this Agreement, or the notification or registration thereof, will be required at any time during the term of this Agreement, with respect to giving legal effect to this Agreement in the Territory, or with respect to compliance with exchange regulations or other requirements so as to assure the right of remittance abroad of U.S. dollars pursuant to Section 5(e) hereof or otherwise, Distributor will immediately take whatever steps may be necessary in this respect, and any charges incurred in connection therewith will be for the account of Distributor. Distributor will keep Transmeta currently informed of its efforts in this connection. Transmeta will be under no obligation to ship Transmeta Products to Distributor hereunder until Distributor has provided Transmeta with satisfactory evidence that such approval, notification or registration is not required or that it has been obtained.

              (r) Market Conditions. Distributor will advise Transmeta promptly concerning any market information that comes to Distributor's attention respecting Transmeta, Transmeta Products, Transmeta's market position or the continued competitiveness of Transmeta Products in the marketplace. Distributor will confer with Transmeta from time to time at the request of Transmeta on matters relating to market conditions, sales forecasting and product planning relating to Transmeta Products.

              (s) Costs and Expenses. Except as expressly provided herein or agreed to in writing by Transmeta and Distributor, Distributor will pay all costs and expenses incurred in the performance of Distributor's obligations under this Agreement.

       3. Inspections, Records and Reporting.


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              (a) Reports. Within ten (10) days of the end of each calendar month, Distributor will provide to Transmeta a written report showing, for the time periods Transmeta reasonably requests, (i) Distributor's point of sale report showing shipments of Transmeta Products by customer name, address, zip code, Transmeta part number, number of units sold, and revenue value, (ii) Distributor's customer backlog report, and (iii) Distributor's current inventory levels of Transmeta Products, in the aggregate and by Transmeta Product.

              (b) Notification. Distributor will: (i) notify Transmeta in writing of any claim or proceeding involving Transmeta Products within ten (10) days after Distributor learns of such claim or proceeding; (ii) report promptly to Transmeta all claimed or suspected product defects; and (iii) notify Transmeta in writing not more than thirty (30) days after any change in the management of Distributor or any transfer of more than twenty-five percent (25%) of Distributor's voting control or a transfer of substantially all its assets.

              (c) Records. Distributor will maintain, for at least two years after termination of this Agreement, its records, contracts and accounts relating to distribution of Transmeta Products, and will permit examination thereof by authorized representatives of Transmeta at all reasonable times.

       4. Order Procedure.

              (a) Transmeta Acceptance. All orders for Transmeta Products by Distributor shall be subject to acceptance in writing by Transmeta at its principal place of business and shall not be binding until the earlier of such acceptance or shipment, and, in the case of acceptance by shipment, only as to the portion of the order actually shipped.

              (b) Controlling Terms. The terms and conditions of this Agreement and of the applicable Transmeta invoice or confirmation will apply to each order accepted or shipped by Transmeta hereunder. The provisions of Distributor's form of purchase order or other business forms will not apply to any order notwithstanding Transmeta's acknowledgment or acceptance of such order.

              (c) Cancellation. Transmeta reserves the right to cancel any orders placed by Distributor and accepted by Transmeta as set forth above, or to refuse or delay shipment thereof, if Distributor (i) fails to make any payment as provided in this Agreement or under the terms of payment set forth in any invoice or otherwise agreed to by Transmeta and Distributor, (ii) fails to meet reasonable credit or financial requirements established by Transmeta, including any limitations on allowable credit, or (iii) otherwise fails to comply with the terms and conditions of this Agreement. Transmeta also reserves the right to discontinue the manufacture or distribution of any or all Transmeta Products at any time (with at least 30 days written notice to Distributor and to offer to Distributor an End of Life Buy a.k.a. EOL on such terms and conditions as Transmeta, in its sole discretion, shall specify in an End of Life Buy Letter), and to cancel any orders outside of the 30-day notice period for such discontinued Transmeta Products without liability of any kind to Distributor or to any other person. No such cancellation, refusal or delay will be deemed a termination (unless Transmeta so advises Distributor) or breach of this Agreement by Transmeta.

       5. Prices, License Fees and Payment.

              (a) Prices and License Fees. During the term of this Agreement, Transmeta shall inform Distributor as to current prices and license fees to Distributor for Transmeta Products. Transmeta may change its prices and license fees to Distributor from time to time upon at least thirty (30) days prior written notice.


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              (b) Price and License Fees Increase. In the event Transmeta increases the price or license fees to Distributor for any Transmeta Product, the increase shall apply to: any order received by Transmeta after the effective date of the increase; and any order or portion thereof to be shipped after the effective date of the increase regardless of the date the order was received; provided, however, that any order or portion thereof transmitted by Distributor prior to Transmeta's announcement of the increase and affected thereby, may be cancelled without penalty by Distributor by written notice to Transmeta within ten (10) days of such announcement.

              (c) Price and License Fee Decrease. In the event that Transmeta decreases the price or license fee to Distributor for any Transmeta Product, the decrease shall apply to all units of such product in Distributor's inventory that are still new as of the effective date of the decrease, and that had been shipped to Distributor no more than ninety (90) days prior to such effective date. For each unit of product as to which this section applies, Distributor will receive a credit against the price or license fee of a subsequent unit purchased from Transmeta within ninety (90) days of the effective date of the price or license fee decrease.

              (d) Taxes, Tariffs, Fees. Transmeta's prices and license fees do not include any national, state or local sales, use, value added or other taxes, customs duties, or similar tariffs and fees which Transmeta may be required to pay or collect upon the delivery of Transmeta Products or upon collection of the prices and license fees or otherwise. Should any tax or levy be made, Distributor agrees to pay such tax or levy and indemnify Transmeta for any claim for such tax or levy demanded. Distributor represents and warrants to Transmeta that all Transmeta Products acquired hereunder are for redistribution in the ordinary course of Distributor's business, and Distributor agrees to provide Transmeta with appropriate resale certificate numbers and other documentation satisfactory to the applicable taxing authorities to substantiate any claim of exemption from any such taxes or fees. Distributor will pay any withholding taxes required by applicable law. Distributor will supply Transmeta with evidence of such payment of withholding tax, in a form acceptable to Transmeta to meet the requirements for claiming foreign tax credits on Transmeta's federal income tax return.

              (e) Payment Terms. All payments shall be made in United States dollars, free of any currency control or other restrictions to Transmeta at the address designated by Transmeta. Unless otherwise agreed by Transmeta in writing, at the time of submission of any order for Transmeta Products hereunder, Distributor will either:

                     (i) Cash Payment. Pay by certified check or wire transfer to a bank account designated by Transmeta the amount of the aggregate prices and license fees of the Transmeta Products ordered (plus any applicable taxes, shipping and other charges); or

                     (ii) Letter of Credit Payment. Cause to be issued by a bank acceptable to Transmeta, and confirmed by a bank designated by Transmeta, one or more irrevocable letters of credit to be equal to the aggregate prices and license fees of the Transmeta Products ordered (plus any applicable taxes, shipping and other charges) and to provide for payment at sight upon presentation of Transmeta's invoices and receipted shipping documents evidencing delivery of the invoiced Transmeta Products to the carrier or freight forwarder.

              (f) Credit Terms. At Transmeta's option, shipments may be made on Transmeta's credit terms in effect at the time an order is accepted. Transmeta reserves the right, upon written notice to Distributor, to declare all sums immediately due and payable in the event of a breach by Distributor of any of its obligations to Transmeta, including the failure of


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Distributor to comply with credit terms. Furthermore, Transmeta reserves the right at all times either generally or with respect to any specific order by Distributor to vary, change or limit the amount or duration of credit to be allowed to Distributor. Distributor agrees to pay for Transmeta Products as invoiced.

              (g) Interest. Interest shall accrue on any delinquent amounts owed by Distributor for Transmeta Products at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable usury law.

              (h) No Setoff. Distributor will not setoff or offset against Transmeta's invoices amounts that Distributor claims are due to it. Distributor will bring any claims or causes of action it may have in a separate action and waives any right it may have to offset, setoff or withhold payment for Transmeta Products delivered by Transmeta. Distributor will notify Transmeta in writing of any claims or causes of action it may have. Transmeta will respond to an such written documentation within thirty (30) days.

       6. Shipment, Risk of Loss and Delivery.

              (a) Shipment. All Transmeta Products will be shipped by Transmeta Ex-Works Factory (as defined in I.C.C. document 350), Transmeta's point of shipment. Shipments will be made to Distributor's identified warehouse facilities or freight forwarder, subject to approval in writing by Transmeta in advance of shipment. Transmeta will specify its point of shipment, which may change from time to time. Unless specified in Distributor's order, Transmeta will select the mode of shipment and the carrier. Distributor will arrange, be responsible for and pay all packing, shipping, freight and insurance charges from Transmeta's point of shipment to Distributor.

              (b) Title and Risk of Loss. Title (except to the extent Transmeta Products contain or consist of software) and all risk of loss of or damage to Transmeta Products will pass to Distributor upon delivery by Transmeta to the carrier, freight forwarder or Distributor, whichever first occurs.

              (c) Partial Delivery. Unless Distributor clearly advises Transmeta to the contrary in writing, Transmeta may make partial shipments on account of Distributor's orders, to be separately invoiced and paid for when due. Delay in delivery of any installment shall not relieve Distributor of its obligation to accept the remaining deliveries.

              (d) Delivery Schedule; Delays. Transmeta will use reasonable efforts to meet Distributor's requested delivery schedules for Transmeta Products, but Transmeta reserves the right to refuse, cancel or delay shipment to Distributor when Distributor's credit is impaired, when Distributor is delinquent in payments or fails to meet other credit or financial requirements established by Transmeta, or when Distributor has failed to perform its obligations under this Agreement. Should orders for Transmeta Products exceed Transmeta's available inventory, Transmeta will allocate its available inventory and make deliveries on a basis Transmeta deems equitable, in its sole discretion, and without liability to Distributor on account of the method of allocation chosen or its implementation. In any event, Transmeta will not be liable for any damages, direct, consequential, special or otherwise, to Distributor or to any other person for failure to deliver or for any delay or error in delivery of Transmeta Products for any reason whatsoever.

       7. Distributor Determines Its Own Prices and License Fees.


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              Although Transmeta may publish suggested wholesale or retail prices, these are suggestions only and Distributor will be entirely free to determine the actual prices and license fees at which Transmeta Products will be sold or licensed to its customers.

       8. Trademarks, Trade Names, Logos, Designations and Copyrights.

              (a) Use During Agreement. During the term of this Agreement and subject to the terms and conditions specified herein, Transmeta grants to Distributor a nonexclusive, nontransferable, limited license to use, in the Territory, Transmeta's trademarks, trade names, logos and designations as set forth on Exhibit F only as necessary for Distributor to fulfill its obligations hereunder. Distributor's use of such trademarks, trade names, logos and designations will be in accordance with Transmeta's policies in effect from time to time, including but not limited to trademark usage and cooperative advertising policies. Transmeta's current trademark use policy is attached in Exhibit F. Changes to this trademark use policy, that Transmeta in its sole discretion will specify, shall be effective upon thirty (30) days' written notice to Distributor. Distributor agrees not to attach any additional trademarks, trade names, logos or designations to any Transmeta Product. Distributor further agrees not to use any Transmeta trademark, trade name, logo or designation in connection with any non-Transmeta Product. Transmeta reserves the right to review planned uses of its trademarks, trade names, logos and designations to confirm that they are within the guidelines, prior to usage of such trademarks by Distributor.

              (b) Copyright and Trademark Notices. Distributor will include on each Transmeta Product that it distributes, and on all containers and storage media therefor, all trademark, copyright and other notices of proprietary rights included by Transmeta on such Transmeta Product. Distributor agrees not to alter, erase, deface or overprint any such notice on anything provided by Transmeta. Distributor also will include the appropriate trademark notices when referring to any Transmeta Product in advertising and promotional materials.

              (c) Distributor Does Not Acquire Proprietary Rights. Distributor has paid no consideration for the use of Transmeta's trademarks, trade names, logos, designations or copyrights, and nothing contained in this Agreement will give Distributor any right, title or interest in any of them. Distributor acknowledges that Transmeta owns and retains all trademarks, trade names, logos, designations, copyrights and other proprietary rights in or associated with Transmeta Products, and agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity of any trademark, trade name, logo, designation or copyright belonging to or licensed to Transmeta (including, without limitation any act or assistance to any act, which may infringe or lead to the infringement of any of Transmeta's proprietary rights).

              (d) No Continuing Rights. Upon expiration or termination of this Agreement, Distributor will immediately cease all display, advertising and use of all Transmeta trademarks, trade names, logos and designations and will not thereafter use, advertise or display any trademark, trade name, logo or designation which is, or any part of which is, similar to or confusing with any trademark, trade name, logo or designation associated with any Transmeta Product.

              (e) Obligation to Protect. Distributor agrees to use reasonable efforts to protect Transmeta's proprietary rights and to cooperate at Distributor's expense in Transmeta's efforts to protect its proprietary rights. Distributor agrees to promptly notify Transmeta of any known or suspected breach of Transmeta's proprietary rights that comes to Distributor's attention.

       9. Assignment.


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              Transmeta has entered into this Agreement with Distributor because of Distributor's commitments in this Agreement, and further because of Transmeta's confidence in Distributor, which confidence is personal in nature. This Agreement will not be assignable by either party, and Distributor may not delegate its duties hereunder without the prior written consent of Transmeta; provided, however, that Transmeta may (i) assign this Agreement to a subsidiary or entity controlling, controlled by or under common control with Transmeta, or
(ii) as part of a corporate restructuring, reorganization, divestiture, merger, acquisition or sale or other transfer of all or substantially all of the assets of Transmeta, assign the rights and delegate the obligations of this Agreement without the consent of Distributor. The provisions hereof shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns. Any attempt to assign this Agreement in derogation of this Section 9 will be null and void.

       10. Duration and Termination of Agreement.

              (a) Term. This Agreement will begin on the Effective Date and will continue until December 31, 2002 unless terminated earlier in accordance with the provisions hereof. Nothing shall be interpreted as requiring either party to renew or extend this Agreement.

              (b) Transmeta Termination For Cause. Transmeta may terminate this Agreement at any time prior to the expiration of its stated term in the event that:

                     (i) Distributor defaults in any payment due to Transmeta and such default continues unremedied for a period of ten (10) days following written notice of such default;

                     (ii) Distributor fails to perform any other obligation, warranty, duty or responsibility or is in default with respect to any term or condition undertaken by Distributor under this Agreement and such failure or default continues unremedied for a period of twenty (20) days following written notice of such failure or default;

                     (iii) Distributor is merged, acquired, consolidated, sells all or substantially all of its assets, or implements or suffers any substantial change in management or control; or

                     (iv) Any bill or regulation granting Distributor extracontractual compensation upon termination or expiration of this Agreement is introduced into or passed by the legislature or other governing body of the Territory.

              (c) Termination At Will. Distributor or Transmeta may terminate this Agreement at will, at any time during the term of this Agreement, with or without cause, by written notice given to the other party not less than sixty
(60) days prior to the effective date of such termination.

              (d) Automatic Termination. This Agreement terminates automatically, with no further act or action of either party, if: (1) a receiver or trustee is appointed for Distributor or its property or Distributor is adjudged bankrupt, (2) Distributor makes an assignment for the benefit of its creditors, (3) Distributor becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, (4) Distributor becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing, or (5) Distributor is liquidated or dissolved.


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              (e) Orders After Termination Notice. In the event that any notice of termination of this Agreement is given, Transmeta will be entitled to reject all or part of any orders received from Distributor after notice but prior to the effective date of termination if availability of Transmeta Products is insufficient at that time to meet the needs of Transmeta and its customers fully. Notwithstanding any credit terms made available to Distributor prior to such notice, any Transmeta Products shipped thereafter shall be paid for by certified or cashier's check prior to shipment.

              (f) Effect of Termination or Expiration. Upon termination or expiration of this Agreement:

                     (i) Transmeta, at its option and sole discretion, may reacquire any or all Transmeta Products then in Distributor's possession at prices and refunded license fees not greater than the prices and license fees paid by Distributor for such Products (or, if the Products are not in unopened factory sealed boxes, eighty percent (80%) of current published price on Standard Distributor Price List. Upon receipt of any Transmeta Products so reacquired from Distributor, Transmeta shall issue an appropriate credit to Distributor's account.

                     (ii) The due dates of all outstanding invoices to Distributor for Transmeta Products automatically will be accelerated so they become due and payable on the effective date of termination, even if longer terms had been provided previously. All orders or portions thereof remaining unshipped as of the effective date of termination shall automatically be cancelled.

                     (iii) For a period of two (2) years after the date of termination or expiration, Distributor shall make available to Transmeta for inspection and copying all books and records of Distributor that pertain to Distributor's performance of and compliance with its obligations, warranties and representations under this Agreement.

                     (iv) Distributor shall cease using any Transmeta trademark, trade name, trade dress, service mark, service name, logo or designation.

              (g) No Damages For Termination or Expiration. NEITHER TRANSMETA NOR DISTRIBUTOR SHALL BE LIABLE TO THE OTHER FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OR EXPIRATION OF THIS AGREEMENT IN ACCORDANCE WITH THIS SECTION 10. DISTRIBUTOR WAIVES ANY RIGHT IT MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS ON TERMINATION OR EXPIRATION OF THIS AGREEMENT UNDER THE LAW OF THE TERRITORY OR OTHERWISE, OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT. Neither Transmeta nor Distributor will be liable to the other on account of termination or expiration of this Agreement for reimbursement or damages for the loss of goodwill, prospective profits or anticipated income, or on account of any expenditures, investments, leases or commitments made by either Transmeta or Distributor or for any other reason whatsoever based upon or growing out of such termination or expiration. Distributor acknowledges that (i) Distributor has no expectation and has received no assurances that any investment by Distributor in the promotion of Transmeta Products will be recovered or recouped or that Distributor will obtain any anticipated amount of profits by virtue of this Agreement, and (ii) Distributor will not have or acquire by virtue of this Agreement or otherwise any vested, proprietary or other right in the promotion of Transmeta Products or in "goodwill" created by its efforts hereunder. THE PARTIES ACKNOWLEDGE THAT THIS SECTION HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR TRANSMETA TO ENTER INTO THIS AGREEMENT AND THAT TRANSMETA WOULD

NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE LIMITATIONS OF LIABILITY AS SET FORTH HEREIN.

              (h) Survival. Transmeta's rights and Distributor's obligations to pay Transmeta all amounts due hereunder, as well as Distributor's obligations under Sections 3(b), 3(c), 5(d), 5(e), 5(f), 5(g), 5(h), 5(i), 8, 12, 13, 14,
15, 16(c), 16(d), 16(g), 16(h), 16(i) and 16(j) shall survive termination or expiration of this Agreement.

       11. Relationship of the Parties.

              Distributor's relationship with Transmeta during the term of this Agreement will be that of an independent contractor. Nothing in this Agreement will be construed as creating or implying a partnership, joint venture, employment, franchise, agency, or any other form of legal association (other than as expressly set forth herein) between the parties. Distributor will not have, and will not represent that it has, any power, right or authority to bind Transmeta, or to assume or create any obligation or responsibility, express or implied, on behalf of Transmeta or in Transmeta's name, except as herein expressly provided.

       12. Indemnification.

              (a) Indemnification of Distributor. Transmeta will, at its expense, defend Distributor against and, subject to the limitations set forth herein, pay all costs and damages made in settlement or awarded against Distributor resulting from any claim based on an allegation that a Transmeta Product as supplied by Transmeta hereunder infringes a U.S. patent or copyright of a third party, provided that Distributor (i) gives Transmeta prompt written notice of any such claim, (ii) allows Transmeta to direct the defense and settlement of the claims, and (iii) provides Transmeta with the information and assistance necessary for the defense and settlement of the claim. If a final injunction is obtained in an action based on any such claim against Distributor's use of a Transmeta Product by reason of such infringement, or if in Transmeta's opinion such an injunction is likely to be obtained, Transmeta may, at its sole option, either (i) obtain for Distributor the right to continue using the Transmeta Product, (ii) replace or modify the Transmeta Product so that it becomes noninfringing, or (iii) if neither (i) nor (ii) can be reasonably effected by Transmeta, credit to Distributor the prices and license fees paid for the Transmeta Product during the twelve (12) months prior to the credit, provided that such Transmeta Products are returned to Transmeta in an undamaged condition.

              (b) No Combination Claims. Notwithstanding subpart (a) of this
Section 12, Transmeta shall not be liable to Distributor for any claim arising from or based upon the combination, operation or use of any Transmeta Product with equipment, data, programming or materials not supplied by Transmeta, or arising from any alteration or modification of Transmeta Products.

              (c) Limitation. THE PROVISIONS OF THIS SECTION SET FORTH THE ENTIRE LIABILITY OF TRANSMETA AND THE SOLE REMEDIES OF DISTRIBUTOR WITH RESPECT TO INFRINGEMENT AND ALLEGATIONS OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OR OTHER PROPRIETARY RIGHTS OF ANY KIND IN CONNECTION WITH THE INSTALLATION, OPERATION, DESIGN, DISTRIBUTION OR USE OF TRANSMETA PRODUCTS.

              (d) Indemnification of Transmeta. Distributor agrees to indemnify Transmeta (including paying all reasonable attorneys' fees and costs of litigation) against and hold Transmeta harmless from, any and all claims by any other party resulting from Distributor's acts

(other than the mere marketing of Transmeta Products), omissions or misrepresentations, regardless of the form of action.

       13. Limited Warranty; Disclaimer of Warranties.

              (a) Limited Warranty. TRANSMETA MAKES NO WARRANTIES OR REPRESENTATIONS AS TO PERFORMANCE OF TRANSMETA PRODUCTS OR AS TO SERVICE TO DISTRIBUTOR OR TO ANY OTHER PERSON, EXCEPT AS SET FORTH IN TRANSMETA'S LIMITED WARRANTY ACCOMPANYING DELIVERY OF TRANSMETA PRODUCTS. TRANSMETA RESERVES THE RIGHT TO CHANGE THE WARRANTY AND SERVICE POLICY SET FORTH IN SUCH LIMITED WARRANTY, OR OTHERWISE, AT ANY TIME, WITHOUT FURTHER NOTICE AND WITHOUT LIABILITY TO DISTRIBUTOR OR TO ANY OTHER PERSON.

              (b) Disclaimer of Warranties. TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, ARE HEREBY DISCLAIMED BY TRANSMETA.

              (c) Distributor Warranty. Distributor will make no warranty, guarantee or representation, whether written or oral, on Transmeta's behalf.

       14. Limited Liability.

              (a) REGARDLESS WHETHER ANY REMEDY SET FORTH HEREIN OR IN TRANSMETA'S LIMITED WARRANTY ACCOMPANYING DELIVERY OF TRANSMETA PRODUCTS FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE, TRANSMETA WILL NOT BE LIABLE FOR ANY LOST PROFITS OR FOR ANY DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER SPECIAL DAMAGES SUFFERED BY DISTRIBUTOR, ITS CUSTOMERS OR OTHERS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR TRANSMETA PRODUCTS, FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF TRANSMETA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

              (b) EXCEPT FOR LIABILITY FOR PERSONAL INJURY OR PROPERTY DAMAGE ARISING FROM TRANSMETA'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT WILL TRANSMETA'S TOTAL CUMULATIVE LIABILITY IN CONNECTION WITH THIS AGREEMENT OR TRANSMETA PRODUCTS, FROM ALL CAUSES OF ACTION OF ANY KIND, INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY, EXCEED THE AGGREGATE NET AMOUNT PAID BY DISTRIBUTOR HEREUNDER DURING THE SIX (6) MONTHS PRIOR TO THE DATE SUCH CAUSE OF ACTION AROSE.

              (c) Distributor agrees that the limitations of liability and disclaimers of warranty set forth in this Agreement will apply regardless of whether Transmeta has tendered delivery of Transmeta Products or Distributor has accepted any Transmeta Product. Distributor acknowledges that Transmeta has set its prices and license fees and entered into this Agreement in reliance on the disclaimers of liability, the disclaimers of warranty and the limitations of liability set forth in this Agreement and that the same form an essential basis of the bargain between the parties.

       15. Proprietary Information.

              (a) Obligation. Distributor acknowledges that in the course of performing its obligations under this Agreement, it may obtain information relating to Transmeta and Transmeta Products which is of a confidential and proprietary nature to Transmeta ("Proprietary Information"). Such Proprietary Information includes without limitation trade secrets, know-how, formulas, compositions of matter, inventions, techniques, processes, programs, diagrams, schematics, customer and financial information and sales and marketing plans. Distributor will (a) use such Proprietary Information only in connection with fulfilling its obligations under this Agreement, (b) during the term of this Agreement and for a period of seven (7) years thereafter, hold such Proprietary Information in strict confidence and exercise due care with respect to its handling and protection of such Proprietary Information, consistent with its own policies concerning protection of its own proprietary and/or trade secret information and (c) disclose, divulge or publish the same only to such of its employees or representatives as are Qualified Personnel (as defined below) and to no other person or entity, whether for its own benefit or for the benefit of any other person or entity. Distributor further agrees to return all copies of all Proprietary Information in its possession, control or custody immediately upon termination or expiration of this Agreement. As used herein, the term "Qualified Personnel" means such employees and representatives of Distributor who (i) have a need to know or have access to Transmeta's Proprietary Information in order for such employees or representatives to carry out the purposes of this Agreement and (ii) have executed nondisclosure agreements binding them not to use or disclose such Proprietary Information except as permitted herein.

              (b) Exceptions. The obligations contained in Section 15(a) will not apply to Proprietary Information which (a) is or becomes public knowledge without the fault or action of Distributor, (b) is received by Distributor from a source other than Transmeta, which source received the information without violation of any confidentiality restriction, (c) is independently developed by Distributor without violation of any confidentiality restriction or (d) is or becomes available to Distributor on an unrestricted basis from Transmeta.

       16. General.

              (a) Waiver. The waiver by either party of any default by the other shall not waive subsequent defaults of the same or different kind.

              (b) Notices. All notices and demands hereunder will be in writing and will be served by personal service, mail or confirmed facsimile transmission at the address of the receiving party set forth in this Agreement (or at such different address as may be designated by such party by written notice to the other party). All notices or demands by mail shall be by certified or registered airmail, return receipt requested, and shall be deemed complete upon receipt.

              (c) Attorneys' Fees. In the event any litigation is brought by either party in connection with this Agreement, the prevailing party in such litigation shall be entitled to recover from the other party all the costs, attorneys' fees and other expenses incurred by such prevailing party in the litigation.

              (d) Execution of Agreement, Controlling Law, Jurisdiction and Severability. This Agreement will become effective only after it has been signed by Distributor and has been accepted by Transmeta at its principal place of business, and its effective date shall be the date on which it is signed by Transmeta. It shall be governed by and construed in accordance with the laws of the State of California, excluding the Convention on Contracts for the International Sale of Goods and that body of law known as conflicts of laws. Any suit hereunder will be brought in the federal or state courts in the Northern District of California and Distributor hereby submits to the personal jurisdiction thereof. The English-language version of this Agreement controls when interpreting this Agreement. Distributor consents to the enforcement of any judgment rendered in the United States in any action between Distributor and Transmeta. Any and all defenses concerning the validity and enforceability of the judgment shall be deemed waived unless first raised in a court of competent jurisdiction in the United States.

              (e) Severability. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision will be enforced to the maximum extent permissible and the remaining portions of this Agreement shall remain in full force and effect.

              (f) Force Majeure. Transmeta shall not be responsible for any failure to perform due to unforeseen circumstances or to causes beyond Transmeta's reasonable control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, failure to obtain export licenses or shortages of transportation, facilities, fuel, energy, labor or materials. In the event of any such delay, Transmeta may defer the delivery date of orders for Transmeta Products for a period equal to the time of such delay.

              (g) Equitable Relief. Distributor acknowledges that any breach of its obligations under this Agreement with respect to the proprietary rights or confidential information of Transmeta will cause Transmeta irreparable injury for which there are inadequate remedies at law, and therefore Transmeta will be entitled to equitable relief in addition to all other remedies provided by this Agreement or available at law.

              (h) Entire Agreement. This Agreement constitutes the complete and exclusive agreement between the parties pertaining to the subject matter hereof, and supersedes in their entirety any and all written or oral agreements previously existing between the parties with respect to such subject matter. Distributor acknowledges that it is not entering into this Agreement on the basis of any representations not expressly contained herein. Any modifications of this Agreement must be in writing and signed by both parties hereto. Any such modification shall be binding upon Transmeta only if and when signed by one of its duly authorized officers.

              (i) Release of Claims. Any and all claims against Transmeta arising under prior agreements, whether oral or in writing, between Transmeta and Distributor are waived and released-by Distributor by acceptance of this Agreement.

              (j) Choice of Language. The original of this Agreement has been written in English. Distributor waives any right it may have under the law of Distributor's Territory to have this Agreement written in the language of Distributor's Territory.

              (k) Due Execution. The party executing this Agreement represents and warrants that he or she has been duly authorized under Distributor's charter documents and applicable law to execute this Agreement on behalf of Distributor.

              (l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              (m) Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the date specified below.

TRANSMETA CORPORATION


Signature: /s/ Merle McClendon
           -----------------------------------

Printed Name: Merle McClendon
              --------------------------------

Title: CFO
       ---------------------------------------

Date: 9/12/00
      ----------------------------------------



DISTRIBUTOR


Signature: /s/ Tony Chou
           -----------------------------------

Printed Name: Tony Chou
              --------------------------------

Title: General Manager
       ---------------------------------------

Date: Sep. 17 `00
      ----------------------------------------

                                    EXHIBIT A

                               TRANSMETA PRODUCTS

Any products that appear on the Worldwide Distributor Price List.







Transmeta                                   Distributor

Signature: /s/ Merle McClendon              Signature: /s/ Tony Chou
           ---------------------------                 -------------------------

                                    EXHIBIT B

                                    TERRITORY

Taiwan, Hong Kong, China







Transmeta                                   Distributor

Signature: /s/ Merle McClendon              Signature: /s/ Tony Chou
           ---------------------------                 -------------------------

                                    EXHIBIT C

                               TRANSMETA ACCOUNTS

All Tier 1 Notebook Manufacturers.

Tier 1 Notebook Manufacturers include but are not limited to the following:

         Compaq
         Acer
         Hewlett Packard
         IBM
         Sony
         Fujitsu
         Gateway
         Dell
         NEC
         Hitachi
         Quanta








Transmeta                                   Distributor

Signature: /s/ Merle McClendon              Signature: /s/ Tony Chou
           ---------------------------                 -------------------------

                                    EXHIBIT D

                                 MINIMUM QUOTAS

Year 2000
Quotas will be equal to Transmeta Distributor Forecast







Transmeta                                   Distributor

Signature: /s/ Merle McClendon              Signature: /s/ Tony Chou
           ---------------------------                 -------------------------

                                    EXHIBIT E

                               COMPETING PRODUCTS

Any microprocessor, microcontroller, processor, control unit or other central processing unit that is designed, manufactured or distributed by or on behalf of Intel Corporation, National Semiconductor Corporation or Advanced Micro Devices Inc. or any of their subsidiaries or affiliates.








Transmeta                                   Distributor

Signature: /s/ Merle McClendon              Signature: /s/ Tony Chou
           ---------------------------                 -------------------------